UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016

BIODEL INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 796-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 20, 2016, Biodel Inc. (the “Company” or “Biodel”) received a determination letter (the “Determination Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the Company had not regained compliance with the $1.00 minimum bid price requirement set forth in Listing Rule 5550(a)(2) (the “Bid Price Rule”) by the previously announced September 19, 2016 deadline. The Determination Letter further noted that trading of the Company’s common stock on The Nasdaq Capital Market was subject to suspension unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel to present its plan to evidence compliance with all applicable listing criteria, which request will automatically stay any action by the Staff with respect to the Company’s listing on Nasdaq at least pending a decision by the Panel following the hearing and the expiration of any extension that the Panel may grant. In connection with the Exchange Agreement referenced below, an initial listing application has been submitted to Nasdaq relating to the listing of the Company’s common stock following the closing of the share exchange contemplated by the Exchange Agreement. Both the issuance of shares of the Company’s common stock pursuant to the Exchange Agreement and a proposed reverse stock split of the Company’s common stock in a ratio of 30:1 will be voted upon by the Company’s stockholders at the Company’s annual meeting scheduled for October 24, 2016. The Company intends to present the share exchange contemplated by the Exchange Agreement and the proposed reverse stock split to the Panel as key elements of the Company’s plan to evidence compliance with all applicable requirements for listing on Nasdaq. Although no assurance can be given, if these proposals are approved by the Company’s stockholders and implemented as planned, the Company believes that it will evidence compliance with the applicable criteria to maintain its listing on Nasdaq both prior and subsequent to the share exchange.

As previously disclosed, on each of March 22, 2016 and September 21, 2015, the Company received a notification letter from the Staff indicating that the Company was not in compliance with Nasdaq’s continued listing requirements because the Company was not in compliance with the Bid Price Rule.

Item 7.01	Regulation FD Disclosure.

As previously announced, the Company has entered into an amended and restated share exchange agreement (the “Exchange Agreement”) with Albireo Limited, a company registered in England and Wales (“Albireo”), and the holders of Albireo shares or notes convertible into Albireo shares, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Exchange Agreement, the Company will acquire the entire issued share capital of Albireo in exchange for newly issued shares of the Company’s common stock.

The Company expects to present the materials attached hereto as Exhibit 99.1 from time to time, which will be made available by the Company on its website or distributed by the Company or Albireo in hardcopy or electronic form, and are incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 referenced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. By furnishing the information in this Item 7.01 of this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing or furnishing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 8.01	Other Events.

Date of 2016 Annual Meeting of Stockholders

The Company’s Board of Directors has approved October 24, 2016 as the date for the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”). Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or in the manner contemplated by the Company’s Amended and Restated Bylaws (the “Bylaws”) must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the date of the Annual Meeting has been changed to a date that is more than 30 days later than the anniversary date of the Company’s 2015 annual meeting of stockholders, in accordance with Rule 14a-8 and the Bylaws, to be timely, such notice must be delivered to the Secretary of the Company at the Company’s principal executive offices by October 1, 2016. Such proposals must also comply with all other requirements set forth in the Bylaws and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation Materials dated September 21, 2016

Additional Information and Where You Can Find It

Biodel filed a definitive proxy statement with the SEC on September 19, 2016 in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders and is mailing the definitive proxy statement and other relevant materials to Biodel’s stockholders. At the 2016 Annual Meeting of Stockholders, Biodel’s stockholders will be asked to approve, among other things, a proposal for the issuance of Biodel’s common stock in the previously announced proposed transaction with Albireo. BIODEL’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR BIODEL’S 2016 ANNUAL MEETING OF

STOCKHOLDERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIODEL, ALBIREO AND THE PROPOSED TRANSACTION. These documents and other documents filed by Biodel can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Biodel’s website at www.biodel.com or by contacting Biodel’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

Biodel, Albireo, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Biodel’s stockholders in connection with Biodel’s 2016 Annual Meeting of Stockholders under the rules of the SEC. Information about these participants, and a description of their direct and indirect interests, by security holdings or otherwise, may be found in the definitive proxy statement that Biodel filed with the SEC on September 19, 2016 relating to its 2016 Annual Meeting of Stockholders. The definitive proxy statement is being mailed to all stockholders of record as of the record date set for the 2016 Annual Meeting of Stockholders and can also be obtained free of charge from the sources indicated above. Other information regarding participants in the proxy solicitation may be contained in other relevant materials filed by Biodel with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier
Interim President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials dated September 21, 2016

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